UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2015

RYU Apparel Inc.
(Exact name of registrant as specified in its charter)

British Columbia	000-54885	20-0641026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1672 West 2nd Avenue Vancouver, BC	V6J 1H4
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  604-235-2880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 17, 2015, RYU Apparel Inc. (the “Company”) entered into subscription agreements (each, a “Subscription Agreement”) pursuant to which the Company agreed to sell 16,063,319 shares (each, a “Share”) at a price of $0.30 per Share for gross proceeds of $4,818,995.70 (the “Financing”). The Company closed the Financing and issued the Shares on April 17, 2015.

The following insiders of the Company purchased the following number of Shares:
Name	Position	Shares Acquired in Private Placement	Percentage Prior to Private Placement(1)	Percentage After the Private Placement(2)
Marcello Leone	Officer and Director	666,666	4.5%	4.4%
Maria Leone	Director	666,666	0.3%	1.2%
(1)	Based on 55,291,788 Shares issued and outstanding as of April 16, 2015 prior to any Shares issued in the Financing.

(2)	Based on 71,355,107 Shares issued and outstanding as of April 16, 2015 after the Shares issued in the Financing.

The insider private placements are exempt from the valuation and minority shareholder approval requirements of Multilateral Instrument 61-101 (“MI 61-101”) by virtue of the exemptions contain in section 5.5(a) and 5.7(1) (a) of MI 61-101 in that the fair market value of the consideration for the securities of the Company to be issued to the insiders does not exceed 25% of its market capitalization.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 3.02                      Unregistered Sales of Equity Securities.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Shares were issued in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act, Regulation D of the Securities Act and Regulation S of the Securities Act in each case based on representations made by each purchaser of Units. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in any state where such offer, solicitation, or sale would be unlawful.

Item 9.01.                      Financial Statements and Exhibits

Exhibit No.	Description

10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RYU Apparel Inc.

Dated:	April 20, 2015

By:	/s/Jameel Vaghela
Jameel Vaghela
Chief Financial Officer